SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2003

SCANVEC AMIABLE LTD.
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(Exact Name of Registrant as Specified in its Charter)

Israel	000-23734	N/A
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(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

Two International Plaza, Suite 625, Philadelphia, PA 19113-1518
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(610) 521-6300
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Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Item 4.	Changes in Registrant’s Certifying Accountant
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     On December 1, 2003, the Company dismissed Ernst & Young LLP (“E&Y”) as its independent public accountants. The decision to dismiss E&Y was approved by the Company’s Audit Committee and Board of Directors. We have decided to appoint Grant Thornton LLP (“Grant Thornton”) as our new independent public accountants. The decision to appoint Grant Thornton was approved by our Audit Committee and Board of Directors. Grant Thornton is in the process of completing their normal client acceptance processes and has advised us that they expect to complete such processes before our General Meeting of Shareholders scheduled for December 30, 2003. When they have accepted our appointment, we will file a Form 8-K announcing the appointment of Grant Thornton as our new independent public accountants.

     The reports of E&Y on the Company’s financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years and the subsequent period up to the date of this report, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The Company has provided E&Y with a copy of the foregoing disclosures and has requested that E&Y review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-B. Such letter is filed as Exhibit 16.1 to this report.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
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	(a)	Financial Statements of Business Acquired: Not Applicable
	(b)	Pro Forma Financial Information: Not Applicable
(c) Exhibits:

	16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated December 8, 2003, regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-k filed on December 8, 2003).

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANVEC AMIABLE LTD.

By: /s/ Gerald J. Kochanski
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Name: Gerald J. Kochanski
Title: Vice President and
Chief Financial Officer

     Date: December 12, 2003

     EXHIBIT INDEX

Exhibit No.	Description of Exhibit
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16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated December 8, 2003, regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-k filed on December 8, 2003).